UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2010

ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	001-33614	N/A
(State or other jurisdiction	(Commission File Number 001-33614)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway East
Suite 1200
Houston, Texas  77060
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Ultra Petroleum Corp. (the "Company") was held on June 14, 2010, and the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, at such meeting, were as stated below.

The following nominees for director of the Company were elected:

MICHAEL D. WATFORD	FOR:	102,075,494
	WITHHELD:	2,462,606
	INVALID:	6
	NONVOTES:	20,545,905

W. CHARLES HELTON	FOR:	103,254,279
	WITHHELD:	1,283,820
	INVALID:	6
	NONVOTES:	20,545,906

ROBERT E. RIGNEY	FOR:	79,328,865
	WITHHELD:	25,209,235
	INVALID:	6
	NONVOTES:	20,545,905

STEPHEN J. MCDANIEL	FOR:	102,799,460
	WITHHELD:	1,738,639
	INVALID:	6
	NONVOTES:	20,545,906

ROGER A. BROWN	FOR:	103,046,806
	WITHHELD:	1,491,293
	INVALID:	6
	NONVOTES:	20,545,906

The appointment of Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2010 was approved:

APPOINTMENT OF AUDITOR	FOR:	124,844,580
	WITHHELD:	239,431
	INVALID:	0
	NONVOTES:	0

The shareholder proposal regarding hydraulic fracturing was not adopted:

SHAREHOLDER PROPOSAL	FOR:	22,209,946
	WITHHELD:	82,327,939
	INVALID:	71
	NONVOTES:	20,546,055

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

June 14, 2010	By:	/s/ Garrett B. Smith
Name: Garrett B. Smith
Title: Corporate Secretary